Exhibit 99.1

News Release
For Immediate Release

OccuLogix Announces Stay of NASDAQ Panel Decision

Toronto, ON—September 16, 2008— OccuLogix, Inc. (NASDAQ: OCCX; TSX: OC) announced today that it has been notified that the NASDAQ Listing and Hearing Review Listing Council (the “Listing Council”) has called for review the September 8, 2008 decision of the NASDAQ Listing Qualifications Panel pursuant to which the Company’s securities were to be delisted from The NASDAQ Capital Market, effective at the open of business of September 18, 2008 (the “Panel Decision”).  The matter was called for review by the Listing Council in order to consider the merits of the Panel Decision.  The Listing Council has also determined to stay the Panel Decision pending further action by the Listing Council.  As a result, the Company’s securities will continue to trade on The NASDAQ Capital Market pending further consideration of this matter by the Listing Council.

In the notification of its decision, the Listing Council has given OccuLogix until noon on October 24, 2008 to submit any additional information that the Company wishes the Listing Council to consider in its review of the matter.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases.

Forward-Looking Statements

This press release may contain forward-looking statements.  These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company.  These statements are only predictions based on our current expectations and projections about future events.  You should not place undue reliance on these statements.  Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q.  We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:

William G. Dumencu
(905) 602-0887, ext. 3910
bill.dumencu@occulogix.com